CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of GMO U.S. Quality ETF of our reports dated August 26, 2024, relating to the financial statements and financial highlights which appear in GMO U.S. Quality ETF’s Annual Report on Form N-CSR for the year ended June 30, 2024. We also consent to the references to us under the headings “Financial Statements”, "Financial Highlights” and “Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

October 25, 2024

PricewaterhouseCoopers LLP, 101 Seaport Blvd, Boston, MA 02210

T: (617) 530-5000, www.pwc.com/us